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                                                                   EXHIBIT 3.2.3

                                     BY-LAWS

                                       OF

                     MACKENZIE IVY FUNDS DISTRIBUTION, INC.

                                    ARTICLE 1

                                     OFFICES

         Section 1. OFFICES. The principal office of the corporation shall be located within the State of Florida, and the corporation may have such other offices, either within or without the State of Florida, as the board of directors may designate from time to time, or as the business of the corporation may require from time to time.

         Section 2. REGISTERED OFFICE. The location of the registered office of the corporation in the State of Florida, as required by the Florida General Corporation Act, as amended, may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such date and time as shall be fixed by the board of directors or shareholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless


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otherwise prescribed by statute, may be called by the president, chairman of the board of directors or by the board of directors, and shall be called by the president or the chairman of the board at the request of the holders of at least ten (10%) percent of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.

         Section 4. NOTICE OF MEETING. Notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by law, be delivered not less than ten (10) and not more than sixty (60) days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage paid, addressed to the shareholder at















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his or her address as it appears on the records of the corporation.

         Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of (i) determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment or postponement thereof, (ii) shareholders entitled to receive any dividend, (iii) in order to make a similar determination concerning the shareholders for any other appropriate purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, not to exceed, in any case sixty (60) days. If the stock transfer books shall be closed, such books shall be closed for at least ten (10) days immediately preceding such shareholders meeting or the effective date of such other action in case of any dividend or other determination. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to the shareholders meeting, or the effective date of the particular action requiring such determination regarding the shareholders. If the stock transfer books are not closed and no record date is fixed for any such determination, the earlier of the date on which notice of a shareholders meeting is mailed or the date on which the resolution of the

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board of directors concerning any matter is adopted, as the case maybe, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, except as otherwise determined by the board of directors, such determination shall also apply to any adjournment or postponement thereof.

         Section 6. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment or postponement thereof, arranged in alphabetical order, with the address of and the number of shares, including classes and series, held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any shareholder at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Notwithstanding the above, this Section 6 of Article II shall not apply at any
















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such time that the corporation has less than six (6) shareholders.

         Section 7. QUORUM. A majority of the issued and outstanding shares of the corporation entitled to vote, represented in person or proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present and represented any business may be transacted which might have been transacted at the meeting as originally noticed. After a quorum has been established at a shareholder's meeting, the subsequent withdrawal of shareholders from said meeting, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment or postponement thereof. If a new record date is fixed for any adjourned or postponed meeting, notice to all of the shareholders of the adjourned or postponed meeting shall be given.

         Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of












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the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. VOTING OF SHARES. Each outstanding share held by a shareholder entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine (proof of such designation may be made by a presentation of a certified copy of the By-laws or other instrument of the corporate stockholder); provided, however, it may be presumed that the president or chief executive officer of such other corporation has the right to vote such shares, unless this corporation is otherwise put on notice, in writing prior to the vote.

         Shares held by a trustee, administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name on the stock transfer books of the corporation.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without






















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the transfer thereof into his or her name on the stock transfer books of the corporation, if authority to do so is contained in the appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Treasury shares and shares of its own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by this corporation), and shares of its own stock held by another corporation in a fiduciary capacity, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders, who














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have not so consented, in writing. The notice shall fairly summarize the material features of the authorized action, and if the action be a merger, consolidation or a sale or exchange of assets for which dissenters' rights are provided under the Florida law, the notice shall contain a clear statement of the rights of shareholders dissenting therefrom, if any, to be paid the fair value of their shares as provided under Florida law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of the board of directors. The board may exercise all powers of the corporation, except as otherwise provided by the Articles of Incorporation, these By-laws or Florida law.

         Section 2. NUMBER, ELECTION AND QUALIFICATIONS. The corporation shall have at least one (1) director and no more than ten (10). In the absence of an express determination by the board, the number of directors shall be equal to the number of directors elected at the most recent annual meeting of the shareholders. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier resignation, removal or death. Directors need not be residents of the State of Florida, or shareholders or officers of the
















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corporation, or citizens of the United States.

         Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held, without other notice than this By-law, immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers to the corporation and to transact such other lawful business as may properly come before such meeting. The board of directors may provide, by resolution, the time and place, either within or without the State of Florida, for the regular holding of meetings of the board (without other notice than such resolution in the case of such regular meetings).

         Section 4. SPECIAL MEETINGS. Special meetings of the board of directors shall be called by the president or the chairman of the board or at the request of any two (2) directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the board of directors so called.

         Section 5. NOTICE. Notice of any special meeting of the board shall be given at least two (2) days previously thereto by notice delivered personally or mailed to each director at his address appearing upon the books and records of the corporation, or by telegram or cablegram. If mailed,
























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such notice shall be deemed delivered when deposited in the United States mail, postage paid, so addressed. If notice is given by telegram or cablegram, such notice shall be deemed delivered when delivered to the appropriate company for transmission. Any director may waive notice of any meeting in writing. The attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose, announced at the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need to be specified in the notice of waiver of notice of such meeting.

         Members of the board of directors may participate in any meeting of the board of directors by means of a conference by telephone, or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         Section 6. QUORUM. A majority of the number of the elected directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, or any committees of the board, but if less than such majority is present at the meeting, a majority of the directors present may adjourn or postpone the meeting from


















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time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, or such committee.

         Section 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall be filed in the corporation's corporate minutes book and shall have the same effect as a unanimous vote.

         Section 8. REMOVAL OF DIRECTORS. Unless the Articles of Incorporation otherwise provide, any director or the entire board of directors may be removed, with or without cause, by the holder of a majority of shares entitled to vote at an election of directors.

         Section 9. VACANCIES AND RESIGNATIONS. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of directors by the



















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shareholders. A director may resign by written notice to the corporation, with such resignation to be effective upon its receipt by the corporation or at such time as set forth in the notice, except and unless the board of directors determines otherwise.

         Section 10. COMPENSATION. Directors may set their own compensation for service as officers, if applicable, as well as for service as directors.

         Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto.

         Section 12. COMMITTEES. The majority of the directors on the board of directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. Any such committee, to the extent provided in the related resolution(s) of the board concerning such committee, shall have and may exercise the powers of the board of directors of the corporation, except as otherwise prescribed by Florida law. Any such committee, and each member thereof with respect to the committee, shall serve at the pleasure of the board. Each committee shall keep regular minutes of its meetings, and make reports of such minutes to the

















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board of directors from time to time, and be subject to the By-laws which apply to the board in respect of the calling, holding and transaction of any meetings.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. NUMBER. The corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected by the board of directors. Any two (2) or more offices may be held by the same person. Officers need not be residents of the State of Florida or United States citizens. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be scheduled. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

















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         Section 3. REMOVAL. Any officer may be removed, with or without cause, by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not itself create any contract rights.

         Section 4. VACANCIES. A vacancy in any office because of the death, resignation, removal, or otherwise, may be filled by the board of directors for the unexpired portion of the term of such office.

         Section 5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the board of directors, shall supervise and control the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the board of directors, except if a chairman of the board has been appointed by the board and is present at the meeting. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of president and

















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such other duties as may be assigned by the board of directors from time to time.

         Section 6. VICE-PRESIDENTS. In the event that a vice-president is elected, the following provisions shall apply: in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there are more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall have all the powers of, and be subject to all the restrictions upon, the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

         Section 7. SECRETARY. The secretary shall: (i) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep a register of the post office address of each shareholder; (v) sign with the president, or a vice-president, certificates for shares of the



























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corporation; (vi) have general charge of the stock transfer books of the corporation; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

         Section 8. TREASURER. The treasurer shall:(i) have charge and custody of and be responsible for all funds of the corporation; (ii) receive and give receipts for monies due and payable to the corporation, from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trusts companies or other depositories as shall be selected in accordance with these By-laws; and (iii) in general perform all of the duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

         Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. In the event that an assistant secretary or assistant treasurer is elected, the following provisions shall apply: the assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the


























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secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 10. CHAIRMAN OF THE BOARD. The board of directors may also create and fill the office of chairman of the board and may appoint one (1) director to serve in such capacity. The chairman of the board, if any, will preside over all meetings of the board of directors and shareholders of the corporation when present and shall have such other duties and obligations as are customary with respect to such office, except and to the extent otherwise prescribed by the board of directors.

         Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving any salary

























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by reason of the fact that he or she is also a director of the corporation.

         Section 12. POWERS AND DUTIES. Whenever the board of directors may deem it desirable, the board of directors may delegate the powers and duties of any officer or officers to any director or directors and/or officer or officers. All powers and duties of the officers of the corporation are subject to the discretion of the board of directors.

                                    ARTICLE V

              CONTRACTS, CHECKS, DEPOSITS BOOKS AND RECORDS, ETC.

         Section 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed in such manner as shall from time to time be determined by resolution of the board of directors.

         Section 3. DEPOSITS. All funds of the corporation, not otherwise employed, shall be deposited from time to time to the credit of the corporation in such banks,


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trust companies or other depositories as the appropriate officer(s) of the corporation may select.

         Section 4. BOOKS, RECORDS AND FINANCIAL STATEMENTS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors, if any. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall have prepared, after the close of each fiscal year, a balance sheet and a profit and loss statement showing in reasonable detail the results of operations and financial condition of the corporation for such fiscal year then ended.

         The board of directors shall determine from time to time whether and to what except and at what times and places and under what conditions any accounts, records and books of the corporation are to be open to the inspection of any shareholder, or other person, subject to Florida law.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be approved by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and
















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sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be by facsimiles if such certificate is prepared on behalf of the corporation by a duly authorized transfer agent and/or registrar. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity as the board of directors may prescribe.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may, nevertheless, be issued and delivered by the corporation with the same effect as if such person still was such officer, transfer agent or registrar at the date of issue.
















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         Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be conclusively deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                    DIVIDENDS

         The board of directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                                  ARTICLE VIII

                                 CORPORATE SEAL

         The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year and the state of incorporation and the words "Corporate Seal."
















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                                   ARTICLE IX

                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under these By-laws, the Articles of Incorporation or Florida law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether executed before or after the time stated therein, shall be deemed equivalent to the giving of such notice to such person or persons. Any stockholder or director present at a meeting, either in person or by proxy, shall be deemed to have received proper notice, unless such person objects to any insufficiency of notice at such meeting.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 1. EXCLUSIVE OWNERSHIP OF STOCK. The corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer books as the owner of the shares of the corporation for all purposes including voting and dividends, and shall not be bound to recognize any equitable or other claims of interest in such share or shares on the part of any other person, whether or not the corporation shall have received notice thereof, except as otherwise provided by law and except as agreed to in writing by the corporation.













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         Section 2. POWERS OF ATTORNEY. The board of directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating the named representatives or agents the power to represent or act on behalf of the corporation, with or without power of substitution.

         Section 3. FISCAL YEAR. The fiscal year end of the corporation shall be fixed by the president of the corporation, except and subject to determination otherwise by the board of directors.

                                   ARTICLE XI

                                     BY-LAWS

         Section 1. AMENDMENT BY DIRECTORS. These By-laws may be amended, repealed or added to by the board of directors.

         Section 2. AMENDMENT BY STOCKHOLDERS. These By-laws may be amended, repealed or added to by the shareholders, and the shareholders may prescribe that any By-law so amended, repealed or added to shall not be amended, repealed or added to by the board of directors.

         Section 3. CONTROL. Notwithstanding anything to the contrary, the Articles of Incorporation of the corporation shall control any conflicts between the By-laws and the Articles of Incorporation, and the By-laws and Articles of Incorporation shall both be subject to compliance with the provisions of Florida law. Therefore, any powers, duties














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and obligations, in addition to those set forth herein, not otherwise limited, restricted, modified or prohibited herein as permitted by Florida law, shall remain unaffected by the failure of the By-laws to address such powers, duties or obligations.
































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